UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

THE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3016517
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Silverside Road Wilmington, Delaware	19809
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-117385

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $1.00 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the securities to be registered hereby is set forth in a registration statement on Form S-4 filed under the Securities Act of 1933, as amended, and incorporated by reference herein.

Item 2.	Exhibits.

Instruments defining the rights of holders of the securities being registered hereunder:

3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
4.1	Specimen stock certificate(2)

(1)  Incorporated herein by reference to The Bancorp, Inc.’s Registration Statement on Form S-4 (File No. 333-117385).

(2)  Incorporated herein by reference to Amendment No. 1 to The Bancorp, Inc.’s Registration Statement on Form S-4 (File No. 333-117385).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE BANCORP, INC.
Date: November 9, 2004
	By:	/s/ Martin F. Egan

Martin F. Egan Senior Vice President, Chief Financial Officer and Secretary